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                                                                Exhibit 23(d)(i)

                                    FORM OF

                         INVESTMENT ADVISORY AGREEMENT

                                    BETWEEN

                                 WT MUTUAL FUND

                                      AND

                      RODNEY SQUARE MANAGEMENT CORPORATION

     AGREEMENT made this 1st day of July, 2005, by and between WT Mutual Fund, a Delaware statutory trust (hereinafter called the "Fund"), and Rodney Square Management Corporation, a corporation organized under the laws of the state of Delaware (hereinafter called the "Adviser").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and offers for sale distinct series of shares of beneficial interest (each, a "Portfolio" and collectively, the "Portfolios"), each corresponding to a distinct portfolio; and

     WHEREAS, the Fund desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of one or more Portfolios of the Fund, and to have that investment adviser provide or perform for the Portfolios various research, statistical and investment services; and

     WHEREAS, the Adviser is willing to furnish such services to the Fund with respect to each of the Portfolios listed on Schedule A to this Agreement on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. EMPLOYMENT OF THE ADVISER. The Fund hereby employs the Adviser to invest and reinvest the assets of the Portfolios in the manner set forth in Section 2 of this Agreement subject to the direction of the Trustees and the officers of the Fund, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. OBLIGATIONS OF, AND SERVICES TO BE PROVIDED BY, THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:


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          A. INVESTMENT ADVISORY SERVICES.

          (i) The Adviser shall direct the investments of each Portfolio, subject to and in accordance with the Portfolio's investment objective, policies and limitations as provided in its Prospectus and Statement of Additional Information (the "Prospectus") and other governing instruments, as amended from time to time, and any other directions and policies which the Trustees may issue to the Adviser from time to time.

          (ii) The Adviser is authorized, in its discretion and without prior consultation with the Fund, to purchase and sell for each Portfolio, securities and other investments consistent with the Portfolio's objectives and policies.

          B. CORPORATE MANAGEMENT SERVICES.

          (i) The Adviser shall furnish for the use of the Fund office space and all office facilities, equipment and personnel necessary for servicing the investments of the Fund.

          (ii) The Adviser shall pay the salaries of all personnel of the Fund and the Adviser performing services relating to research, statistical and investment activities on behalf of the Fund.

          C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF REGISTRATION STATEMENT, AMENDMENTS AND OTHER MATERIALS. The Adviser will make available and provide such information as the Fund and/or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

          D. CODE OF ETHICS. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and
     Section 204A of the Investment Advisers Act of 1940 and will provide the Fund and its administrator, on the date of this Agreement, a copy of the code of ethics. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Trustees that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund or its administrator, the Adviser shall permit the Fund or its administrator to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1).

          E. DISQUALIFICATION. The Adviser shall immediately notify the Trustees of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to
     Section 9 of the 1940 Act or any other applicable statute or regulation.

                                      A-2
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          F. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Trustees and officers of the Fund for consultation and discussion regarding the management of each Portfolio and its investment activities.

     3.   EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE.

          A. The Adviser, subject to the control and direction of the Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Portfolio, and for the selection of the markets on or in which the transactions will be executed.

          B. In acting pursuant to Section 3A, the Adviser will place orders through such brokers or dealers in conformity with the portfolio transaction policies set forth in the Fund's registration statement.

          C. It is understood that neither the Fund nor the Adviser will adopt a formula for allocation of a Portfolio's brokerage.

          D. It is understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Portfolio and for other clients of the Adviser in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

          E. It is understood that the Adviser may, in its discretion, use brokers who provide a Portfolio with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Portfolio and its other clients and that the total commissions paid by such Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term.

          F. It is understood that the Adviser may use brokers who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

          G. The Adviser shall provide such reports as the Trustees may reasonably request with respect to each Portfolio's total brokerage and portfolio transaction activities and the manner in which that business was allocated.

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     4.   DELEGATION OF ADVISER'S OBLIGATIONS AND SERVICES. With respect to any or all Portfolios, the Adviser may enter into one or more contracts ("Sub-Advisory Agreement") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

     5. EXPENSES OF THE FUND. It is understood that the Fund will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Fund shall include, without limitation:

          A. fees payable for administrative services;

          B. fees payable for accounting services;

          C. the cost of obtaining quotations for calculating the value of the assets of each Portfolio;

          D. interest and taxes;

          E. brokerage commissions, dealer spreads and other costs in connection with the purchase or sale of securities;

          F. compensation and expenses of its Trustees other than those who are "interested persons" of the Fund within the meaning of the 1940 Act;

          G. legal and audit expenses;

          H. fees and expenses related to the registration and qualification of the Fund and its shares for distribution under state and federal securities laws;

          I. expenses of typesetting, printing and mailing reports, notices and proxy material to shareholders of the Fund;

          J. all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor;

          K. premiums for fidelity bond and other insurance coverage;

          L. the Fund's association membership dues;

          M. expenses of typesetting for printing Prospectuses;

          N. expenses of printing and distributing Prospectuses to existing shareholders;

          O. out-of-pocket expenses incurred in connection with the provision of custodial and transfer agency service;


                                      A-4
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          P. service fees payable by each Portfolio to the distributor for providing personal services to the shareholders of each Portfolio and for maintaining shareholder accounts for those shareholders;

          Q. distribution fees; and

          R. such non-recurring expenses as may arise, including costs arising from threatened legal actions, suits and proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect thereto.

     6. COMPENSATION OF THE ADVISER. For the services and facilities to be furnished hereunder, the Adviser shall receive advisory fees calculated at the annual rates listed along with each Portfolio's name in Schedule B attached hereto. The aggregate of such advisory fees for all Portfolios shall be payable monthly as soon as practicable after the last day of each month based on each Portfolio's average daily net assets.

     7.   ACTIVITIES AND AFFILIATES OF THE ADVISER.

          A. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser is free to render services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Fund hereunder.

          B. The Fund acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 3 of this Agreement, the Fund agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Portfolios of the Fund, provided that the Adviser acts in good faith. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which one or more Portfolios may have an interest. The Adviser shall have no obligation to recommend for any Portfolio a position in any investment which an Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Portfolios or otherwise.

          C. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Fund as currently in effect and the 1940 Act and the rules thereunder, it is understood that Trustees, officers and agents of the Fund and shareholders of the Fund are or may be interested in the Adviser or its "affiliated persons" as directors, officers, agents or shareholders of the Adviser or its "affiliated


                                      A-5
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     persons"; that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Fund as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

                                      A-6
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     8.   LIABILITIES OF THE ADVISER.

          A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or its Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Fund.

          B. No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

     9. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date first written above and shall remain in force for a period of two years from such date, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the Trustees who are not "interested persons" of the Fund, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     10. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Fund in writing in advance of any proposed change of "control" to enable the Fund to take the steps necessary to enter into a new advisory agreement.

     11. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Fund, which amendment is subject to the approval of the Trustees of the Fund and, where required by the 1940 Act, the shareholders of any affected Portfolio in the manner required by the 1940 Act and the rules thereunder.

     12.  TERMINATION. This Agreement:

          A. may at any time be terminated without payment of any penalty by the Fund with respect to any Portfolio (by vote of the Board of Trustees of the Fund or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;

          B. shall immediately terminate in the event of its "assignment"; and

          C. may be terminated with respect to any Portfolio by the Adviser on sixty (60) days' written notice to the Fund.

     13. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations

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thereunder, subject to any applicable orders of exemption issued by the
Securities and Exchange Commission.

     14. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

     15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.

     IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

                                        WT MUTUAL FUND


                                    By:
                                        ----------------------------------------





                                        RODNEY SQUARE MANAGEMENT CORPORATION


                                    By:
                                        ----------------------------------------


                                      A-8
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                                   SCHEDULE A
                                       TO
                         INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                    BETWEEN
                                 WT MUTUAL FUND
                                      AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                          PORTFOLIOS OF WT MUTUAL FUND
                          ----------------------------

                    Balentine Premier Money Market Portfolio
                     Wilmington Broad Market Bond Portfolio
               Wilmington International Strategic Allocation Fund
                      Wilmington Large Cap Core Portfolio
                     Wilmington Large Cap Growth Portfolio
                 Wilmington Large Cap Strategic Allocation Fund
                      Wilmington Large Cap Value Portfolio
                  Wilmington Mid Cap Strategic Allocation Fund
                      Wilmington Municipal Bond Portfolio
                   Wilmington Premier Money Market Portfolio
                    Wilmington Prime Money Market Portfolio
                Wilmington Real Estate Strategic Allocation Fund
                 Wilmington Short/ Intermediate Bond Portfolio
                     Wilmington Short-Term Income Portfolio
                      Wilmington Small Cap Core Portfolio
                 Wilmington Small Cap Strategic Allocation Fund
                        Wilmington Tax-Exempt Portfolio
                      Wilmington U.S. Government Portfolio

                                   SCHEDULE B
                                       TO
                         INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                    BETWEEN
                                 WT MUTUAL FUND
                                      AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                        INVESTMENT ADVISORY FEE SCHEDULE
                        --------------------------------

                                                           ANNUAL FEE AS A PERCENTAGE
PORTFOLIO/FUND                                             OF AVERAGE DAILY NET ASSETS ("ASSETS")
--------------------------------------------------------   -----------------------------------------------------------
Balentine Premier Money Market                             0.20% of Assets


Wilmington Broad Market Bond                               0.35% of the first $1 billion in Assets; 0.30% of
                                                           the next $1 billion in Assets; 0.25% of Assets;
                                                           over $2 billion

Wilmington International Strategic Allocation              0.35% of Assets

Wilmington Large Cap Core                                  0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion.

Wilmington Large Cap Growth                                0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion

Wilmington Large Cap Strategic Allocation                  0.35% of Assets

Wilmington Large Cap Value                                 0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion

Wilmington Mid Cap Strategic Allocation                    0.35% of Assets

Wilmington Municipal Bond                                  0.35% of the first $1 billion in Assets;
                                                           0.30% of the next $1 billion in Assets;
                                                           0.25% of Assets; over $2 billion

Wilmington Premier Money Market                            0.20% of Assets

                                                           ANNUAL FEE AS A PERCENTAGE
PORTFOLIO/FUND                                             OF AVERAGE DAILY NET ASSETS ("ASSETS")
--------------------------------------------------------   -----------------------------------------------------------
Wilmington Prime Money Market                              0.37% of the first $1 billion in Assets;
                                                           0.33% of the next $500 million in Assets;
                                                           0.30% of the next $500 million in Assets; and
                                                           0.27% of Assets over $2 billion

Wilmington Real Estate Strategic Allocation                0.35% of Assets

Wilmington Short/ Intermediate Bond                        0.35% of the first $1 billion in of Assets;
                                                           0.30% of the next $1 billion in Assets;
                                                           0.25% of Assets over $2 billion

Wilmington Short-Term Income                               0.35% of the first $1 billion in Assets;
                                                           0.30% of the next $1 billion in Assets;
                                                           0.25% of Assets over $2 billion

Wilmington Small Cap Core                                  0.75% on those Assets directly managed by RSMC

Wilmington Small Cap Strategic Allocation                  0.35%

Wilmington Tax-Exempt                                      0.37% of the first $1 billion in assets;
                                                           0.33% of the next $500 million in assets;
                                                           0.30% of the next $500 million in assets; and
                                                           0.27% of assets over $2 billion

Wilmington U.S.  Government                                0.37% of the first $1 billion in Assets;
                                                           0.33% of the next $500 million in Assets;
                                                           0.30% of the next $500 million in Assets; and
                                                           0.27% of Assets over $2 billion